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                                                                     EXHIBIT 4.4

                   FORM OF SERIES 2000B CONVERTIBLE DEBENTURE
                            KIEWIT MATERIALS COMPANY
                             A DELAWARE CORPORATION

Registered Debenture No.                                $
7.35% Convertible Debenture                                Due: October 31, 2010

     KIEWIT MATERIALS COMPANY, a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business in the City of Omaha, Nebraska (hereinafter called the "Corporation"), for the value
received, hereby promises to pay to                or registered assigns
(hereinafter called the "Debentureholder") on October 31, 2010, the principal
sum of                ($          ) Dollars.

     This debenture is one of the 2000B series of registered convertible debentures of the Corporation, due October 31, 2010 unless previously redeemed
or converted, limited to the aggregate principal amount of                and
No/100 ($          ) Dollars, all issued or to be issued pursuant to an
indenture, dated as of             , 2000 (the "Indenture"), executed and
delivered by the Corporation and UMB Bank, N.A. as Trustee, (hereinafter referred to as "Trustee"). This debenture is subject to the terms of the Indenture, and all indentures supplemental thereto, and reference is hereby made to the Indenture and any such supplemental indenture for a description of the rights, limitations, obligations and immunities of the Corporation, the holders of the debentures and the Trustee. Capitalized terms used and not defined herein have the meanings ascribed to those terms in the Indenture.

          (1) TYPE OF PAYMENT: Payment of interest and principal shall be in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public or private debts.


          (2) INTEREST: Except as hereinafter provided, the Corporation promises to pay to the registered holder hereof or his registered assigns, interest on the principal sum of this debenture at the rate of seven and thirty five hundredths (7.35%) per annum until the Corporation's obligation with respect to the payment of the principal amount shall have been discharged. Interest shall accrue upon this debenture from the most recent date to which interest has been paid, or if no interest has been paid, from the date of original issuance. In the event of conversion as provided in paragraph (7)(a) hereof, interest shall cease accruing on the principal amount of this debenture on June 30, 2003. In the event of conversion as provided in paragraph (7)(b) hereof, interest shall cease accruing on the principal amount of this debenture on the Conversion Date. Interest on this debenture shall be paid annually on each November 1st, commencing November 1, 2000 to the registered owner as recorded on the Security Register maintained by the Corporation as of the preceding October 15.


          (3) PLACE OF PAYMENT: The principal and interest on this debenture shall be payable at the office of the Corporation in Omaha, Nebraska.

          (4) DEFAULT: This debenture shall be deemed to be in default whenever the principal sum and/or interest becomes payable and remains unpaid for a period of sixty (60) days.


          (5) REDEMPTION: This debenture is subject to redemption at any time prior to the date of maturity at its principal amount plus all accrued and unpaid interest to the date of redemption, provided, however, that the entire series is redeemed. This debenture may not be redeemed during the thirty-one (31) day conversion period provided for in paragraph (7)(a) hereof. Redemption shall be preceded by notice thereof, mailed to the registered holder by first class mail no later than thirty (30) days preceding the date of redemption. The registered holder may convert this debenture into Common Stock during that thirty (30) day period preceding the date set for redemption as provided for in paragraph 7(b) hereof.

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          (6) TRANSFER:  The debenture may be transferred by the registered holder at the principal office of the Corporation in Omaha, Nebraska on registry books kept for such purpose at the office of the Trustee, upon surrender and cancellation of this debenture, and the payment of applicable charges. The Corporation and the Trustee may treat the registered holder of this debenture, as recorded on the Security Register and the delivery of a form of assignment with medallion signature guarantee, or other guarantee, acceptable to the Trustee, as the absolute owner for all purposes.


        (7) CONVERSION

          (a) This debenture is convertible into the $0.01 par value common stock ("Common Stock") of the Corporation on the following basis: during the period commencing on October 1, 2003 and ending on October 31, 2003, the registered holder may convert the entire principal amount of this debenture, plus a cash payment equal to the product of multiplied by the Average Closing Market Price on the Conversion, into
                    (               ) shares of Common Stock, subject to
     adjustment upon the occurrence of certain events as provided in the Indenture.

          (b) If any of the following events occur prior to October 1, 2003, this debenture is convertible into Common Stock: (i) for thirty (30) days following the occurrence of the registered holder's death; (ii) for thirty
     (30) days following a Change of Control; and (iii) for thirty (30) days prior to redemption of the registered holder's debentures, as provided for in paragraph (5) hereof. During any such period, the registered holder or the registered holder's representative or estate, as the case may be, may convert the entire principal amount of the debenture plus a cash payment
     equal to the product of                multiplied by the Average Closing
     Market Price on the Conversion Date, into                (               )
     shares of Common Stock, subject to adjustment upon the occurrence of certain events as provided in the Indenture.

          (c) During the period commencing on November 1, 2003 and ending on October 31, 2010, the date of maturity, the debenture is not convertible, in whole or in part.

          (d) The conversion privilege shall be deemed exercised by submission of this debenture with a written request for conversion plus the required cash payment during the applicable conversion period at the principal office of the Corporation. The Corporation shall thereafter, within a sixty
     (60) day period, issue certificates registered in the name of the registered holder representing the shares of Common Stock into which this debenture has been converted.

          (8) SUBORDINATION: In the payment of their claims, all creditors of the Corporation shall rank equally with the holders of convertible debentures. All claims of the debentureholders against earnings or assets are hereby made superior to those of stockholders, and the Corporation agrees that as long as any of its convertible debentures are outstanding, it will not pay any dividends on its stock until all liability for unpaid interest on its debentures has been paid. In the event of dissolution or liquidation of the Corporation, the holders of all debentures shall be entitled to be paid in full, both principal and interest, before any assets of the Corporation are distributed to any stockholder.

          (9) LIQUIDATION OF LIABILITY: No recourse shall be had for the payment of the principal or interest of this debenture, against any incorporator, stockholder, officer, or director, past, present, or future, of the Corporation, all such liability being expressly waived by the owner of this debenture.

          (10) VALIDATION: This debenture shall not be valid or become obligatory for any purpose until the certificate of authentication thereon shall have been signed by the Trustee.

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     IN WITNESS WHEREOF, Kiewit Materials Company has caused this debenture to become signed and its corporate seal to be hereunto affixed by its officers duly
authorized thereunto, all as of the                day of             , 2000.

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ATTEST:                                                KIEWIT MATERIALS COMPANY

                                                       By
-----------------------------------------------------
Assistant Secretary                                    -----------------------------------------------------
                                                          President
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TRUSTEE'S CERTIFICATE OF AUTHENTICATION:  This is one of the debentures
described in the Indenture, dated as of             , 2000, by and between
Kiewit Materials Company and UMB Bank, N.A., as Trustee.


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

Dated                                                  By
                                                       -----------------------------------------------------
-----------------------------------------------------     Authorized Officer
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This Debenture and the transfer thereof are subject to restrictions which are stated in an Agreement between the Debentureholder(s) whose name(s) appear(s)
hereon and KIEWIT MATERIALS COMPANY, dated             , 2000.

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